                                                                    EXHIBIT 10.5


                                                    BHF-BANK

                                                    Stock Corporation

                                                    Frankfurt Branch
                                                    (address illegible)
     The box in the middle is simply a date stamp, indicating that LHS received this document on March 15, 1996 and includes standard boxes for "for your information", "for your comments", etc.

Confidential
------------

LHS Holding Germany, GmbH (Limited Liability Company)       March 14, 1996
ATTN: Mr. Lademacher, Manager                               Frankfurt Branch
Theodor-Heuss-Ring 52                                       Telephone 069/718-
63128 Dietzenbach                                           3115

Account No. 26 048405

Dear Mr. Lademacher,

In accordance with the conversations conducted with Mr. Barta, we gladly confirm that we are prepared to make available to LHS Holding Company Germany GmbH, until February 28, 1997, a cash credit line in the amount of:

                                 DM5,000,000.00
                     (in words: five million German marks)

The existing credit allowance vis-a-vis LH Specifications Software Projektberatungs-gesellschaft (project consulting company) (limited liability) is to be dropped.

The cash credit line can also be used, within the credit time duration, as a bank guarantee and, to the extent demonstrable, as a term loan of Eurofunds.

For withdrawals against the credit line, we calculate, according to a monthly statement, interest of 8% (annual rate) on the outstanding balance. In addition, we receive a fee in the amount of .5% (annual rate) calculated on the entire credit line available for the agreed upon duration after the credit contract is signed. The interest is due at the end of each statement period. The interest rate will vary according to the market rate.
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For contracts of guarantee (surety), we receive a fee in the amount of 1.5%
(annual rate) payable in advance of the time period for the guarantee.

BHF BANK Stock Corporation
Frankfurt Branch

Page 2

The conditions for a term loan of Eurofunds are in accordance with the situation of the market, and we will discuss them with you on a case-by-case basis.

For the expenses we incur in structuring this entire transaction, we agree that we will charge you a one-time processing fee in the amount 1% of the credit line after execution of the contract.

The existing guarantee contracts of LHS Projects GmbH (Malaysian Ringgit 176,000.00 Performance/Bond via NL Singapore) as well as of LH Specifications GmbH (US$ 500,000.00 vis-a-vis Bank South , Atlanta w/ LHS Commun. Systems, Atlanta plus DM 63, 276.50 rent guarantee) we will reconcile (credit against) the credit line (i.e., you will be liable, in relation to any current guarantee contract providers, for any claims they may have for compensation for expenses resulting from those existing contracts).

The existing debit and credit balances of all of the accounts of LH Specifications Software Projektberatungsgesellschaft mbH (Project Consulting Company, ltd. liability), LHS Voice Data GmbH, LHS Service GmbH, LHS Projekts GmbH, LHS Communications Systems Inc., LHS AG (Stock Corporation), and LHS Lademacher and Hertel Software Lizenze (license) AG (Stock Corporation) will be pooled together daily into the Central Account of LHS Holding Germany GmbH in accordance with a Cash-Management Agreement. For this purpose, you should legally (notarize) sign the Cash-Management contracts of the participating entities and send them to us.

According to separate agreements based on the standard (general) conditions and terms, we receive the following surety for the credit line from:
- The guarantee agreement with LHS Group Holding Corp., Atlanta/USA, and
- The guarantee of LHS Europe Ltd., London/Great Britain

in the amount of the admitted cash credit line.

You will receive the required documents for the surety of the credit in the next few days via a separate mailing from our Security Department.

You are prohibited, until repatriation of this credit, from providing security/surety, for other creditors, that is already dedicated to the credit listed above. Moreover, you assume the duty of making sure that no entities of which you own a majority share provide surety, for creditors, that is already dedicated to the credit listed above. These duties do not refer to the usual trade practices because of standard (general) bank conditions and terms of the bank.

BHF BANK Stock Corporation
Frankfurt Branch

Page 3

You should inform us immediately should a third party entity, of which you do not own a majority percentage, provide or have provided, security for the same credit, as soon as you have received knowledge of the provision.

In the case that you intend to provide security/surety, for other creditors, that is already dedicated to the credit listed above, you must immediately, and in any case before offering such security, inform us so that we may have the opportunity to offer corresponding security. If we demand it, you must refrain from offering such security, or offer us security of the same kind.

In offering this credit, we make as a condition that future LHS-Group entities that are daughter companies, directly or indirectly, of LHS Holding Germany GmbH will make no separate credit agreements of their own.

As regards (S) 18 of the Credit System Law, you are bound to provide once a year for our inspection up-to-date, audited financial statements (both consolidated and unconsolidated), by September 30 at the latest, of LHS Group Holding Corp., Atlanta, LHS Europe Ltd., London, and LHS Holding Germany GmbH. In addition, we request semi-annual reports on the financial status of the LHS Group. We promise the utmost confidentiality in handling these reports. For completeness, of the documents we agree, that you will make available to us an up-to-date summary from the commercial registry of LHS Holding Germany GmbH.

We are pleased to be able to offer you credit, and we hope that we will continue to have an amiable relationship. Finally, we request, as a sign of your agreement with this contract, that you legally sign (notarize) this contract on the next page, include your company stamp, and send it to us. We remain, with regards,

BHF BANK Stock Corporation
Frankfurt Branch

Braehler    Muench

                                      -3-
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I declare that I am in agreement with the contents of this document.

                                     the-19th of March 1996
------------------------------------


/s/
-----------------------------------------------------------
Firm Stamp, Date, Signature


     Pursuant to Rule 306 of Regulation S-T, on behalf of LHS Group, Inc., I hereby certify that this is a fair and accurate English translation of this document.


                                       /s/ Jerry W. Braxton
                                       ----------------------------------------
                                       Executive Vice President-
                                       Chief Financial Officer


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